UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ALLIANCE RESOURCE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 25, 2009

NOTICE OF

CONSENT SOLICITATION

To our Unitholders:

We are soliciting your consent to approve the terms of the Third Amendment (the “Third Amendment”) to the 2000 Long-Term Incentive Plan, as amended (the “Plan”), of Alliance Coal, LLC (“Alliance Coal”), the operating subsidiary of Alliance Resource Partners, L.P., a Delaware limited partnership (“we,” “us,” or the “Partnership”). The Third Amendment would increase the number of common units available for awards under the Plan from 1,200,000 to 3,600,000.

The Board of Directors (the “Board”) of Alliance Resource Management GP, LLC (“MGP”), the managing general partner of the Partnership, has unanimously approved the Third Amendment, subject to obtaining the approval of a majority of the holders of our common units, and is recommending that our unitholders approve the Third Amendment. The terms of the Third Amendment and the Plan are described in more detail in the accompanying Consent Solicitation Statement.

Unitholders of record at the close of business on September 15, 2009 are entitled to receive notice of and to vote in the Consent Solicitation. Unitholders holding a majority of our common units outstanding as of the close of business on the record date must vote in favor of the Third Amendment for it to be approved. THE BOARD OF MGP, OUR MANAGING GENERAL PARTNER, HAS VOTED UNANIMOUSLY TO RECOMMEND THAT THE UNITHOLDERS VOTE TO APPROVE THE THIRD AMENDMENT.

We are providing you with these Consent Solicitation materials both by sending you this full set of materials, including a paper consent card, and by notifying you of the availability of the materials on the Internet. This Consent Solicitation Statement is available at www.arlp.com/consentsolicitation.

The Third Amendment can only be adopted following the approval of unitholders holding a majority of our common units outstanding as of the close of business on the record date. YOUR VOTE IS IMPORTANT. Failure to vote will have the same effect as a vote against the Third Amendment. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to vote as soon as possible by completing, signing, dating and returning the enclosed consent card by mail, or you may vote by telephone or electronically through the Internet, as further described on the consent card. If you hold your units through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your units.

The Consent Solicitation will expire at, and your consent must be received by, 5:00 p.m., eastern standard time, on October 23, 2009 (the “Expiration Date”). The Consent Solicitation may be extended by MGP for a specified period of time or on a daily basis until the consents necessary to adopt the Third Amendment have been received. You may revoke your consent at any time up to 5:00 p.m., eastern standard time, on the Expiration Date.

Joseph W. Craft
Director, President and Chief Executive Officer
Alliance Resource Management GP, LLC, as managing general partner of the Partnership

Alliance Resource Partners, L.P.

1717 SOUTH BOULDER AVENUE, SUITE 400

TULSA, OKLAHOMA 74119

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished to the holders of common units representing limited partner interest of Alliance Resource Partners, L.P. ( “ARLP”) as of the close of business on September 15, 2009 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of consents of the holders of common units to approve the Third Amendment (the “Third Amendment”) to the 2000 Long-Term Incentive Plan, as amended (the “Plan”), of Alliance Coal, LLC, the operating subsidiary of ARLP. The Third Amendment would increase the number of common units available for awards under the Plan from 1,200,000 to 3,600,000. This Consent Solicitation Statement and the enclosed form of Consent are being mailed to the unitholders of ARLP on or about September 25, 2009.

The enclosed consent is being solicited on behalf of the Board of Directors of Alliance Resource Management GP, LLC (“MGP”), the managing general partner of ARLP. The Third Amendment will be voted on by holders of the common units of ARLP. A copy of the Plan, as amended pursuant to the Third Amendment, is attached to this Consent Solicitation Statement as Appendix A.

Only unitholders of record at the close of business on the Record Date are entitled to vote on the Third Amendment. Adoption of the Third Amendment requires the receipt of affirmative consents of the holders holding a majority of the common units outstanding.

The Third Amendment has been approved unanimously by the Board of Directors of MGP, as being in the best interests of ARLP and the unitholders. The Board of Directors of MGP unanimously recommends that you vote FOR the Third Amendment.

This Solicitation will expire at, and your consent must be received by, 5:00 p.m., eastern standard time, on October 23 (the “Expiration Date”). MGP may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Third Amendment have been received. You may revoke your consent at any time before 5:00 p.m., eastern standard time, on the Expiration Date.

If you have any questions about this Consent Solicitation Statement, please call Brian L. Cantrell, Senior Vice President and Chief Financial Officer of MGP, (918) 295-7674.

This Consent Solicitation Statement is dated September 25, 2009.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Plan fully and for a more complete description of the specific steps necessary for the approval of the Third Amendment, you should read this entire document carefully (including its appendices).

Significant Relationships Referenced in this Consent Solicitation Statement

•	References to “we,” “us,” “our” or “Partnership” mean the business and operations of Alliance Resource Partners, L.P., the parent company, as well as its consolidated subsidiaries.

•	References to “ARLP” mean Alliance Resource Partners, L.P., individually as the parent company, and not on a consolidated basis.

•	References to “MGP” mean Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P., also referred to as our managing general partner.

•

References to “Intermediate Partnership” mean Alliance Resource Operating Partners, L.P., the intermediate partnership of Alliance Resource Partners, L.P., also referred to as our intermediate partnership.

•	References to “Alliance Coal” mean Alliance Coal, LLC, the holding company for the operations of Alliance Resource Operating Partners, L.P., also referred to as our operating subsidiary.

•	References to “AHGP” mean Alliance Holdings GP, L.P., individually as the parent company, and not on a consolidated basis.

•	References to “AGP” mean Alliance GP, LLC, the general partner of Alliance Holdings GP, L.P.

The Partnership

We are a diversified producer and marketer of coal primarily to major U.S. utilities and industrial users. We began mining operations in 1971 and, since then, have grown through acquisitions and internal development to become what we believe to be the fifth largest coal producer in the eastern U.S. At December 31, 2008, we had approximately 686.3 million tons of coal reserves in Illinois, Indiana, Kentucky, Maryland, Pennsylvania and West Virginia. In 2008, we produced 26.4 million tons of coal and sold 27.2 million tons of coal, 90.0% of which was sold to utility plants.

We operate eight mining complexes in Illinois, Indiana, Kentucky, Maryland, and West Virginia. We recently initiated operations at a newly constructed mining complex in Kentucky and we are constructing a new mining complex in West Virginia. We also operate a coal loading terminal on the Ohio River at Mt. Vernon, Indiana. Our mining activities are conducted in three geographic regions commonly referred to in the coal industry as the Illinois Basin, Central Appalachian and Northern Appalachian regions.

The Long-Term Incentive Plan and the Third Amendment

Equity compensation pursuant to the Plan is a key component of our executive compensation program. The Plan is sponsored by Alliance Coal, the operating subsidiary of the Partnership. Under the Plan, awards may be made of either (a) restricted units or (b) options to purchase common units, although to date, no grants of options have been made. (Under the Plan, a “restricted unit” is a phantom unit that upon vesting entitles the participant to receive a common unit of ARLP (a “Unit”) or an equivalent amount of cash.)

Currently, the outstanding unvested Plan awards exceed the Units available for issuance under the Plan by 1,705 Units. We expect “reloading” of common units available for awards as a result of settlement of a portion of outstanding awards in cash to satisfy tax withholding obligations, as provided in the Plan, will provide sufficient Units to fulfill all outstanding awards. However, there are not sufficient Units available to allow further awards under the Plan. The Third Amendment would increase the number of Units available for awards under the Plan from 1,200,000 to 3,600,000, providing 2,400,000 Units for satisfaction of future Plan awards.

Required Vote

The Third Amendment will be voted on by our unitholders. Adoption of the Third Amendment requires the affirmative consents of the holders of a majority of our common units outstanding as of the close of business on the Record Date.

Recommendation

The compensation of our executive officers is designed to achieve two key objectives: (i) provide a competitive compensation opportunity to allow us to recruit and retain key management talent, and (ii) motivate and reward the executive officers for creating sustainable, capital-efficient growth in distributable cash flow to maximize our distributions to our unitholders. Currently, there are not sufficient Units available to allow further awards under the Plan. Without approval of the Third Amendment, the Partnership will be constrained in its ability to use equity as a component of its compensation program, a result that would put the Partnership at a considerable competitive disadvantage. Accordingly, the Board of Directors of MGP unanimously recommends that you vote FOR the Third Amendment.

Interest of Directors and Executive Officers

Executive officers of MGP and its affiliates will be eligible to receive awards under the terms of the Plan. Accordingly, the executive officers of MGP have a substantial interest in the passage of the Third Amendment.

THE PLAN AND PROPOSED AMENDMENT

Approval of the Third Amendment to the Amended and Restated Alliance Coal, LLC Long-Term Incentive Plan

Alliance Coal, the operating subsidiary of the Partnership, employs the key individuals who perform services for the benefit of the Partnership and sponsors the Plan. Under the Plan, awards may be made of either (a) restricted common units or (b) options to purchase common units, although to date, no awards of options have been made. (Under the Plan, a “restricted unit” is a phantom unit that upon vesting entitles the participant to receive a Unit or an equivalent amount of cash.) Currently, the outstanding unvested Plan awards exceed the Units available for issuance under the Plan by 1,705 Units. We expect “reloading” of available Units upon settlement of a portion of the outstanding awards in cash to satisfy tax withholding obligations, as provided in the Plan, will provide sufficient Units to fulfill all outstanding awards. However, there are not sufficient Units available to allow further awards under the Plan.

Proposed Amendments

The Third Amendment to the Plan would increase the number of Units available for awards under the Plan from 1,200,000 to 3,600,000, providing 2,400,000 Units for satisfaction of future Plan awards. The Board of Directors (the “Board”) of MGP, the managing general partner of ARLP, has unanimously approved the Third Amendment, subject to obtaining the approval of a majority of the holders of our common units, and is recommending that our unitholders approve the Third Amendment. We are seeking Unitholder approval of the Third Amendment in order to comply with NASDAQ Stock Market requirements.

Plan Purposes

The Plan is intended to benefit the Partnership in attracting and retaining selected officers and key employees of Alliance Coal, the Partnership, and their affiliates by enabling such persons to acquire or increase their proprietary interest in the Partnership and encouraging them to perform effectively and to use their best efforts to promote the growth and profitability of the Partnership and its affiliates. Our managing general partner’s policy is to award restricted common units pursuant to the Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity for equity participation with respect to our common units.

Plan Provisions

The Plan provides for awards of “restricted” units, which are phantom or notional units that upon vesting entitle the participant to receive a Unit or an equivalent amount of cash. The Plan also provides for the grant of options to acquire common units, although to date no options have been granted. Options granted under the Plan would be non-statutory options, not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Until further guidance is issued under Section 409A of the Code concerning the treatment of partnership options, the current policy of MGP is to not grant options pursuant to the Plan.

The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Code.

Administration. The Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee may delegate certain of its powers and duties under the Plan to the Chief Executive Officer of Alliance Coal, but has not done so.

Subject to the provisions of the Plan, the Committee is authorized to construe and interpret the Plan, to establish rules for administering the Plan and to make all determinations necessary or appropriate for the administration of the Plan, including determinations concerning the individuals to whom awards will be granted, the time or times at which awards will be granted, the terms and conditions of the awards, and the number of Units subject to each award. Awards granted under the Plan need not be uniform among participants.

Eligibility. Persons eligible to receive awards under the Plan are non-employee directors of Alliance Coal, if any, and employees of Alliance Coal and its affiliates, as determined by the Committee. An award is not assignable or transferable by a participant other than by will or the laws of descent or, with the consent of the Committee, to a participant’s family members, trusts or partnerships.

Securities Subject to the Plan. The equity securities subject to awards under the Plan are ARLP’s common units. The number of Units with respect to which awards may be granted under the Plan may not exceed 3,600,000, subject to certain adjustments, as provided below under “Changes in Units.” If an award is forfeited, terminates, or is cancelled without the full number of Units being issued to the participant or the award is paid in cash, then the Units subject to such award, to the extent of such forfeiture, termination, cancellation or payment in cash, will be “reloaded” and thus available for subsequent award under the Plan. Units deliverable upon exercise of options or the vesting of restricted units may be units acquired in the open market or authorized but previously unissued Units.

Options. Each option granted under the Plan will be evidenced by an option agreement in such form as the Committee prescribes, which sets forth the terms of the option. The Committee shall determine the terms and conditions of any options granted, including the number of units covered by any option, the conditions and limitations applicable to exercise of the option, and the option price. The Plan provides that the option price per Unit may be more or less than the fair market value of a Unit on the date of the option grant. No optionee will have any rights of a Unitholder with respect to any Units covered by an option until the optionee has exercised the option, paid the option purchase price, satisfied any applicable withholding taxes, and been issued such Units.

Restricted Units. A restricted unit is a notional or phantom unit of the Partnership. Restricted units will vest at the end of a period of time as specified by the Committee in the award agreement, and which may be based on the participant’s service and may also be based on the achievement of performance targets established by the Committee for that period. If a grantee’s employment is terminated for any reason prior to the vesting of his or her restricted units, those restricted units will be automatically forfeited, unless the Committee, in its sole discretion, determines or provides otherwise in the award agreement, such as vesting on a termination due to death or disability. The number of Units actually distributed upon satisfaction of the applicable vesting requirements may be reduced to satisfy the employer’s income tax withholding requirements based upon the fair market value of the Units as of the date of such distribution. Awards of restricted units may include, in the Committee’s discretion, a contingent right to receive cash distributions (“DERs”) in an amount equal to the cash distributions the Partnership makes to unitholders during the vesting period of the restricted unit. DERs may be paid directly to the participant, may be credited to a bookkeeping account with or without interest and subject to the vesting terms of the tandem restricted unit, or be subject to other restrictions determined by the Committee.

Changes in Units. If the Committee determines that any transaction involving the Units (including a stock split) affects the Units such that it is appropriate, in order to prevent dilution or enlargement of the benefits intended under the Plan, to make adjustments in the maximum number of Units available for or subject to awards under the Plan, it shall make such adjustments as it deems equitable. The adjustments, if any, determined by the Committee will be final, binding and conclusive.

Change in Control. Upon a change in control, each award outstanding under the Plan will automatically become fully exercisable or vested, as the case may be, upon such event. The Plan defines a change in control as one of the following: (1) any sale, lease, exchange or other transfer of all or substantially all of our assets or our managing general partner’s assets to any person; (2) the consolidation or merger of our managing general partner with or into another person pursuant to a transaction in which the outstanding voting interests of our managing general partner are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting interests of our managing general partner changed into or exchanged for voting stock or interests of the surviving corporation or its parent and (b) the holders of the voting interests of our managing general partner immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or its parent immediately after such transaction; or (3) a person or group being or becoming the beneficial owner of more than 50% of all voting interests of our managing general partner then outstanding.

Sale or Disposition of Significant Assets. In the event ARLP sells or disposes of a significant portion of its assets and as a result a participant’s employment is terminated without Cause (as defined in the Plan) or by the participant for a Good Reason (as defined in the Plan), or the participant is no longer employed by an affiliate of ARLP, the participant’s outstanding awards shall automatically vest in full.

Amendment and Termination. Subject to applicable laws, the Committee has the power and authority to terminate or amend the Plan. However, no such termination or amendment may materially adversely affect the rights of a participant with respect to outstanding awards under the Plan unless the participant consents to such amendment or modification. Under NASDAQ rules, the Committee may not amend the Plan without the approval of the unitholders if such amendment would (i) materially increase the maximum number of Units issuable thereunder (except for certain adjustments in the event of changes in the Partnership’s capital structure as described generally above), (ii) materially modify the eligibility requirements for the grant of awards under the Plan, or (iii) materially increase the benefits accruing to participants under in the Plan.

Federal Income Tax Consequences

The following is a general description of the federal income tax consequences of awards granted under the Plan. It is not purported to be complete.

Options granted under the Plan are non-statutory options under the Code. There are no federal income tax consequences to optionees, ARLP or its affiliates upon the grant of an option under the Plan. Generally, upon the exercise of options, optionees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Units at the time of exercise over the purchase price of the option. Special rules apply to options that do not comply with Section 409A of the Code. The Committee does not intend to grant options that do not comply with Code Section 409A. Alliance Coal generally will be entitled to a corresponding federal income tax deduction at the same time.

Upon vesting and payment of a restricted unit, the participant will receive compensation income equal to the amount of cash received or, if paid in Units, equal to the then fair market value of a Unit. DERs will also be taxable compensation to the participant when paid to the participant. Alliance Coal generally will be entitled to a corresponding federal income tax deduction at the same time.

Upon the sale of Units acquired under the Plan, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon ARLP’s taxable income and loss during the period in which the Units were held). The participant’s adjusted tax basis in the Units will be the amount of ordinary income recognized by the participant at the time of exercise of the option or vesting of the restricted unit, adjusted for subsequent ARLP gains or losses and distributions.

Awards Granted Under the Plan

Currently, the outstanding unvested Plan awards exceed the Units available for issuance under the Plan by 1,705 Units. We expect “reloading” of available Units upon settlement of a portion of the outstanding awards in cash to satisfy tax withholding obligations, as provided in the Plan, will provide sufficient Units to fulfill all outstanding awards. However, there are not sufficient Units available to allow further awards under the Plan. If the Third Amendment is approved, the total number of Units available for awards will be increased from 1,200,000 to 3,600,000, providing 2,400,000 Units for satisfaction of future awards.

New Plan Benefits

No awards have been made under the Plan that cannot be fulfilled without unitholder approval of the Third Amendment. Because awards under the Plan are discretionary, it is not possible at present to accurately predict the number of awards or the persons to whom awards will be made in the future under the Plan. The most recently granted awards, which are subject to vesting in 2012, include approximately 150,000 Units and approximately 120 participants.

The last sales price of the Partnership’s Units on September 15, 2009, was $35.20 per Unit.

Equity Compensation Plan Information

The following table sets forth information as of September 15, 2009 with respect to existing compensation plans under which the Partnership’s equity securities are authorized for issuance.

Plan Category	Number of units to be issued upon exercise/vesting of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of units remaining available for future issuance under equity compensation plans
Equity compensation plans approved by unitholders:
Long-Term Incentive Plan	332,845	N/A	(1,705	)(1)

(1)	The currently outstanding unvested Plan awards exceed the Units available for issuance under the Plan by 1,705 Units; however, we expect “reloading” of available Units upon settlement of a portion of the outstanding awards in cash to satisfy tax withholding obligations will provide sufficient Units to fulfill all outstanding awards.

THE CONSENT SOLICITATION

Voting Securities, Record Date and Outstanding Common Units

This Solicitation is being made pursuant to the provisions of Section 13.4 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. No meeting of our unitholders is contemplated to be held for the purpose of considering the Third Amendment. Only record holders of common units at the close of business on the Record Date will be taken into account for the purpose of determining whether the requisite approval of the Third Amendment has been obtained. Each unitholder entitled to vote has one vote for each unit outstanding in such unitholder’s name.

On the Record Date, there were a total of 36,661,029 common units outstanding, which were held by approximately 137 unitholders.

Consent and Revocation of Consent

MGP will accept forms of Consent at any time before 5:00 p.m., eastern standard time, on the Expiration Date, which is October 23, 2009. The enclosed form of Consent, when properly completed and returned, will constitute a unitholder’s consent, or the withholding of consent, to the approval of the Third Amendment in accordance with the instructions contained therein. If a unitholder executes and returns a form of Consent and does not specify otherwise, the common units represented by such form of Consent will be voted “for” approval of the Third Amendment in accordance with the recommendation of MGP.

A unitholder who has executed and returned a form of Consent may revoke it at any time before 5:00 p.m., eastern standard time, on the Expiration Date by (i) executing and returning a form of Consent bearing a later date, or (ii) filing written notice of such revocation with the Secretary of MGP stating that the form of Consent is revoked. Any such written notice or later dated form of Consent should be sent to the principal executive offices of the Partnership at 1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119, Attention: R. Eberley Davis, Senior Vice President, General Counsel and Secretary.

Required Vote

The Third Amendment requires the approval of holders of a majority of our outstanding common units as of the close of business on the Record Date.

Because the approval of holders of a majority of our outstanding common units is required to approve the Third Amendment, not returning the form of consent, abstaining or, for common units held in “street name,” not instructing brokers to return the form of consent (a “broker non-vote”), will have the same effect as a vote against the Third Amendment.

MGP, its executive officers, directors and affiliates owned 16,142,225 common units as of the Record Date (approximately 44.0 percent of our outstanding common units), and each executive officer and director of MGP who holds common units has advised MGP that he intends to consent, as to the common units he owns, to the Third Amendment. Therefore, in addition to the common units held by MGP, its executive officers, directors and affiliates, the consent of holders of an additional 2,188,290 common units is required to approve the Third Amendment. For further information concerning the ownership of common units by MGP’s affiliates, executive officers and directors, see “Security Ownership of Certain Beneficial Owners and Management” on page 25.

Solicitation of Consents

The cost of soliciting consents will be borne by the Partnership. The Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents to the Third Amendment, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of MGP, who will receive no additional compensation therefore.

Notice to Unitholders

MGP will notify unitholders of the results of this Solicitation promptly after the Expiration Date.

Your Consent is important, regardless of the number of common units you own. Accordingly, please complete, sign and return your Consent promptly.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS

IN THE THIRD AMENDMENT

Executive officers of MGP and its affiliates will be eligible to receive awards under the terms of the LTIP. Accordingly, the executive officers of MGP have a substantial interest in the passage of the Third Amendment. Currently there are no determinable awards to be made to the executive officers under the LTIP.

EXECUTIVE COMPENSATION

In connection with our solicitation of your consent to implement the Third Amendment, Securities and Exchange Commission rules require us to provide executive compensation information for our most recently completed fiscal year similar to the information we provide annually in our Annual Report on Form 10-K. Because the year ended December 31, 2008 is our most recently completed fiscal year, the Executive Compensation section of this Consent Solicitation Statement substantially mirrors the Executive Compensation section set forth in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 2, 2009.

Compensation Discussion and Analysis

Introduction

The Committee oversees the compensation of our managing general partner’s executive officers, including the President and Chief Executive Officer, our principal executive officer, the Senior Vice President and Chief Financial Officer, our principal financial officer, and the three most highly compensated executive officers for 2008, each of whom is named in the Summary Compensation Table (collectively, the “Named Executive Officers”). The discussion below reflects decisions, philosophy and executive compensation that were determined by a prior composition of the Committee. The current Committee has reviewed and shares the philosophy described below, and it will continue to evaluate and update that philosophy to ensure that our compensation objectives remain relevant to enhancing our performance and that our Named Executive Officers’ compensation continues to achieve that end.

The Named Executive Officers are employees of our operating subsidiary, Alliance Coal. Some of the Named Executive Officers devote a portion of their time to the business of one or more related parties and, to the extent they do so, Alliance Coal is reimbursed for such services by those related parties pursuant to an administrative services agreement. We do not have employment agreements with any of our Named Executive Officers.

Compensation Objectives and Philosophy

The compensation of our Named Executive Officers is designed to achieve two key objectives: (i) provide a competitive compensation opportunity to allow us to recruit and retain key management talent, and (ii) motivate and reward the executive officers for creating sustainable, capital-efficient growth in distributable cash flow to maximize our distributions to our unitholders. In making decisions regarding executive compensation, the Committee reviews current compensation levels of other companies in the coal industry and other peers, considers our President and Chief Executive Officer’s assessment of each of the other executives, and uses its discretion to determine an appropriate total compensation package of base salary and short-term and long-term incentives. The Committee intends for each executive officer’s total compensation to be competitive in the market place and to effectively motivate the individual. Based upon its review of our overall executive compensation program, the Committee believes the program is appropriately applied to our managing general partner’s executive officers and is necessary to attract and retain the executive officers who are essential to our continued development and success, to compensate those executive officers for their contributions and to enhance unitholder value. Moreover, the Committee believes the total compensation opportunities provided to our managing general partner’s executive officers create alignment with our long-term interests and those of our unitholders. As a result, we do not maintain stock ownership requirements for our Named Executive Officers.

Setting Executive Compensation

Role of the Committee

The Committee discharges the Board’s responsibilities relating to our managing general partner’s executive compensation program. The Committee oversees our compensation and benefit plans and policies, administers our incentive bonus and equity participation plans, and reviews and approves annually all compensation decisions relating to our Named Executive Officers. The Committee is empowered by the Board and by the Committee’s charter to make all decisions regarding compensation for the Named Executive Officers without ratification or other action by the Board. The Committee has the authority to secure services for executive compensation matters, legal advice, or other expert services, both from within and outside the company. While the Committee is empowered to delegate all or a portion of its duties to a subcommittee, it has not done so. The Committee is composed of all of our directors who have been determined to be “independent” by the Board in accordance with applicable NASDAQ Stock Market, LLC and SEC regulations.

Role of Executive Officers

Each year, the President and Chief Executive Officer submits recommendations to the Committee for adjustments to the salary, bonuses and long-term equity incentive awards payable to Named Executive Officers, excluding himself. The President and Chief Executive Officer bases his recommendations on his assessment of the executive’s performance, experience, demonstrated leadership, job knowledge and management skills. Historically, and in 2008, the Committee and the President and Chief Executive Officer have been substantially aligned on decisions regarding compensation of the Named Executive Officers. As executive officers are promoted or hired during the year, the President and Chief Executive Officer makes compensation recommendations to the Committee and works closely with the Committee to ensure that all compensation arrangements for executive officers are consistent with our compensation philosophy and are approved by the Committee. At the direction of the Committee, the President and Chief Executive Officer and the Senior Vice President, General Counsel and Secretary attend certain meetings and work sessions of the Committee.

Role of Compensation Consultants

The Committee engaged Mercer (US) Inc. (“Mercer”) as an outside compensation consultant to assist it in collecting and analyzing peer group compensation information and in assessing the competitiveness of our compensation program for 2008. Mercer took instructions from and reported to the Chairman of the Committee. Mercer reviewed published survey data and peer group proxy information, and provided a comparative analysis of competitive practices regarding base salaries, short-term incentives, total cash compensation, long-term incentives and total direct compensation.

Mercer analyzed multiple survey sources published by Mercer and Watson Wyatt, reflecting industrial organizations where possible, to determine market pay practices. Mercer’s proxy analysis included industry peers Peabody Energy Corp, CONSOL Energy Inc., Arch Coal, Inc., Massey Energy Company, Alpha Natural Resources Inc., Foundation Coal Holdings Inc., Patriot Coal Corp., International Coal Group Inc., James River Coal Company and Westmoreland Coal Company. Mercer also reviewed proxy information of master limited partnership or regional peers Penn Virginia Resource Partners, L.P., Natural Resource Partners, L.P., Williams Companies, ONEOK Partners, Magellan Midstream Partners, Atlas America and SemGroup Energy Partners. This peer group was selected by Mercer, reviewed by the President and Chief Executive Officer, and approved by the Committee.

Use of Peer Group Comparisons and Survey Data

The Committee believes that it is important to review and compare our performance with that of peer companies in the coal industry, and reviews the composition of the peer group annually. In setting executive compensation for 2008, the Committee reviewed the compensation information compiled by Mercer. The Committee uses the peer group and survey data as a point of reference for comparative purposes, but it is not the determinative factor for the compensation of our Named Executive Officers. The Committee exercises discretion in determining the nature and extent of the use of comparative pay data.

Consideration of Equity Ownership

Two of our Named Executive Officers—Mr. Craft, President and Chief Executive Officer, and Mr. Wesley, Executive Vice President—are evaluated and treated differently with respect to compensation than our other Named Executive Officers. Each of Messrs. Craft and Wesley and their respective trusts or other related entities own significant equity positions in AHGP, which owns MGP, the incentive distribution rights in ARLP and, as of December 31, 2008, 42.4% of ARLP’s outstanding common units. Because of these ownership positions, the interests of each of Messrs. Craft and Wesley are directly aligned with those of our unitholders. Mr. Craft has not received an increase in base salary since 2002 and did not receive a STIP bonus or LTIP award in 2006, 2007 or 2008. Mr. Wesley has not received an increase in base salary since 2005, did not receive a STIP bonus in 2006 or 2007 and did not receive an LTIP award in 2007 or 2008.

Compensation Components

Overview

The principal components of compensation for our Named Executive Officers include:

•	base salary;

•	annual cash incentive bonus awards under the STIP; and

•	awards of restricted common units under the LTIP.

The relative amount of each component is not based on any formula, but rather is based on the recommendation of the President and Chief Executive Officer, subject to the discretion of the Committee to make any modifications it deems appropriate.

Each of our Named Executive Officers also receives supplemental retirement benefits through the Supplemental Executive Retirement Plan (“SERP”). In addition, all of the executive officers are entitled to customary benefits available to all of our employees, including group medical, dental, and life insurance and participation in our profit sharing and savings plan. Our profit sharing and savings plan is a defined contribution plan and includes an employer matching contribution of 75% on the first 3% of eligible compensation (as defined by the IRS) contributed by the employee, an employer non-matching contribution of 0.75% of eligible compensation, and an employer supplemental contribution of 5% of eligible compensation.

Base Salary

When reviewing base salaries, the Committee’s policy is to consider the individual’s experience, tenure and performance, the individual’s level of responsibility, the position’s complexity and its importance to us in relation to other executive positions, our financial performance, and competitive pay practices. The Committee also considers comparative compensation data of companies in our peer group and the recommendation of the President and Chief Executive Officer of our managing general partner. Base salaries are reviewed annually to ensure continuing consistency with market levels, and adjustments to base salaries reflect movement in the competitive market as well as individual performance.

Annual Cash Incentive Bonus Awards

Our Short-Term Incentive Plan (“STIP”) is designed to assist us in attracting, retaining and motivating qualified personnel by rewarding management, including the Named Executive Officers, and selected other salaried employees with cash awards for our achieving an annual financial performance target. The annual performance target is recommended by the President and Chief Executive Officer and approved by the Committee, typically in January of each year. The performance measure is subject to equitable adjustment in the sole discretion of the Committee to reflect the occurrence of any significant events during the year.

The performance target historically has been EBITDA-derived, with items added or removed from the EBITDA calculation to ensure that the performance target reflects the pure operating results of the core mining business. (EBITDA is defined as net income before net interest expense, income taxes, depreciation, depletion and amortization and minority interest.) The aggregate cash available for awards under the STIP each year is dependent on our actual financial results for the year compared to the annual performance target, and it increases in relationship to our adjusted EBITDA exceeding the minimum threshold. The Committee may determine satisfactory results and adjust the size of the pay-out pool in its sole discretion. For 2008, the Committee approved a minimum financial performance target of $198.4 million in EBITDA from current operations, normalized by excluding any charges for unit-based compensation expense, and we exceeded the target.

Payments for individual executive officers each year are determined by and in the discretion of the Committee. As it does when reviewing base salaries, in determining individual payments the Committee considers its assessment of the individual’s performance, comparative compensation data of companies in our peer group and the recommendation of the President and Chief Executive Officer. The compensation expense associated with STIP awards is recognized in the year earned, with the cash awards payable in the first quarter of the following calendar year. Termination of employment of an executive officer for any reason prior to payment of a cash award will result in forfeiture of any right to the award, unless and to the extent waived by the Committee in its discretion.

Equity Awards under the LTIP

Equity compensation pursuant to the LTIP is a key component of our executive compensation program. Our LTIP is sponsored by Alliance Coal. Under the LTIP, grants may be made of either (a) restricted units or (b) options to purchase common units, although to date, no grants of options have been made. The Committee has authority to determine the participants to whom restricted units are granted, the number of restricted units to be granted to each such participant, and the conditions under which the restricted units may become vested, including the duration of any vesting period. Annual grant levels for designated participants (including the Named Executive Officers) are recommended by our managing general partner’s President and Chief Executive Officer, subject to review and approval by the Committee. Amounts realized from prior grants, including amounts realized due to changes in the value of our common units, are not considered in setting grant levels or other compensation for Named Executive Officers.

Restricted units granted under the LTIP vest at the end of a stated period from the grant date (which is currently approximately three years for all outstanding restricted units), provided we achieve an aggregate performance target for that period. The performance target is based on a normalized EBITDA measure, with that measure typically being the same as the STIP measure for the year of the grant. The target, however, requires achieving an aggregate performance level for the three-year period as compared to aggregate budgeted performance for that period. Historically, we have issued grants under the LTIP at the beginning of each year, with the exceptions of new employees who begin employment with us at some other time and job promotions that may occur at some other time. In 2008, we also issued grants in October in lieu of issuing grants at the beginning of 2009. The compensation expense associated with LTIP grants is recognized over the vesting period in accordance with SFAS No. 123R.

Our managing general partner’s policy is to grant restricted common units pursuant to the LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity for equity participation with respect to our common units. Therefore, no consideration will be payable by the plan participants upon receipt of the common units. Common units to be delivered upon the vesting of restricted units or to be issued upon exercise of a unit option will be acquired by us in the open market at a price equal to the then prevailing price, or will be units already owned or newly issued by us, or any combination of the foregoing. If we issue new common units upon payment of the restricted units or unit options instead of purchasing them, the total number of common units outstanding will increase.

Restricted Units. Restricted units will vest at the end of a period of time as determined by the Committee, which is currently approximately three years after the grant date for all outstanding restricted units, provided we achieve the aggregate performance target for that period. However, if a grantee’s employment is terminated for any reason prior to the vesting of any restricted units, those restricted units will be automatically forfeited, unless the Committee, in its sole discretion, determines otherwise. The number of units actually distributed upon satisfaction of the applicable vesting requirements is reduced to cover the minimum statutory income tax withholding requirement for each individual participant based upon the fair market value of the common units as of the date of distribution. Pursuant to the distribution equivalent rights provision of the LTIP, all grants of restricted units include the contingent right to receive quarterly cash distributions in an amount equal to the cash distributions we make to unitholders during the vesting period.

Unit Options. We have not made any grants of unit options. The Committee, in the future, may decide to make unit option grants to employees and directors on terms determined by the Committee. When granted, unit options will have an exercise price set by the Committee which may be above, below or equal to the fair market value of a common unit on the date of grant. If a grantee’s employment is terminated for any reason prior to the vesting of any unit options, those unit options will be automatically forfeited, unless the Committee, in its sole discretion, provides otherwise.

Grant Timing. The Committee does not time, nor has the Committee in the past timed, the grant of long-term equity incentive awards in coordination with the release of material non-public information. Instead, long-term equity incentive awards are granted only at the time or times dictated by our normal compensation process as developed by the Committee.

Effect of a Change in Control. Upon a change in control as defined in the LTIP, all awards of restricted units and options under the LTIP shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all restricted periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. The LTIP defines a change in control as one of the following: (1) any sale, lease, exchange or other transfer of all or substantially all of our assets or our managing general partner’s assets to any person; (2) the consolidation or merger of our managing general partner with or into another person pursuant to a transaction in which the outstanding voting interests of our managing general partner are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting interests of our managing general partner are changed into or exchanged for voting stock or interests of the surviving corporation or its parent and (b) the holders of the voting interests of our managing general partner immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or its parent immediately after such transaction; or (3) a person or group being or becoming the beneficial owner of more than 50% of all voting interests of our managing general partner then outstanding.

Amendments and Termination. Our Board or the Committee may, in its discretion, terminate the LTIP at any time with respect to any common units for which a grant has not previously been made. Except as required by the rules of the exchange on which the common units may be listed at that time, our Board or the Committee may alter or amend the LTIP in any manner from time to time; provided, however, that no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the affected participant. In addition, our Board or the Committee may, in its discretion, establish such additional compensation and incentive arrangements as it deems appropriate to motivate and reward our employees.

Supplemental Executive Retirement Plan

We maintain the SERP to help attract and motivate key employees, including the Named Executive Officers. The SERP is sponsored by Alliance Coal. Participation in the SERP aligns the interest of each Named Executive Officer with the interests of our unitholders because all allocations made to participants under the SERP are made in the form of “phantom” common units of ARLP. The Committee approves the SERP participants and their percentage allocations, and can amend or terminate the plan at any time.

Under the terms of the SERP, participants are entitled to receive on December 31 of each year an allocation of phantom units having a fair market value equal to his or her percentage allocation multiplied by the sum of base salary and cash bonus received that year, then reduced by any supplemental contribution that was made to our defined contribution profit sharing and savings plan for the participant that year. A participant’s cumulative notional phantom unit account balance earns the equivalent of common unit distributions. The calculated distributions are added to the notional account balance in the form of additional phantom units. All amounts granted under the SERP vest immediately and are paid out upon the participant’s termination or death in cash equal to then current fair market value of the phantom units credited to the participant’s notional account under the SERP. The fair market value of a phantom unit is the average closing price of our common units for the ten trading days immediately preceding the applicable allocation or distribution date.

Upon any recapitalization, reorganization, reclassification, split of common units, distribution or dividend of securities on common units, or consolidation or merger, or sale of all or substantially all of our assets or other similar transaction which is effected in such a way that holders of common units are entitled to receive (either directly or upon subsequent liquidation) cash, securities or assets with respect to or in exchange for common units, the Committee shall, in its sole discretion (and upon the advice of financial advisors as may be retained by the Committee), immediately adjust the notional balance of phantom units in each Named Executive Officer’s SERP account to equitably credit the fair value of the change in the common units and/or the distributions (of cash, securities or other assets) received or economic enhancement realized by the holders of the common units.

An executive officer who participates in the SERP shall be entitled to receive an allocation under the SERP for the year in which his employment is terminated on the occurrence of any of the following events:

(1)	the executive officer’s employment is terminated other than for cause;

(2)	the executive officer terminates employment for good reason;

(3)	a change of control of us or our managing general partner occurs and, as a result, an executive officer’s employment is terminated (whether voluntary or involuntary);

(4)	death of the executive officer;

(5)	attaining retirement age of 65 years for any executive officer; and

(6)	incurring a total and permanent disability, which shall be deemed to occur if an executive officer is eligible to receive benefits under the terms of the long-term disability program maintained by us.

This allocation for the relevant year in which an executive officer’s termination occurs shall equal the executive officer’s eligible compensation for such year (including any severance amount, if applicable) multiplied by his percentage allocation under the SERP, reduced by any supplemental contribution that was made to our defined contribution profit sharing and savings plan for the participant that year.

Trading in Derivatives

It is MGP’s policy that directors and all officers, including the Named Executive Officers, may not purchase or sell options on ARLP’s common units.

Committee Report

The Committee has submitted the following report for inclusion in this Consent Solicitation Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Consent Solicitation Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Consent Solicitation Statement.

The foregoing report is provided by the following directors, who constitute all the members of the Committee:

Members of the Committee:

John H. Robinson, Chairman

Michael J. Hall

John P. Neafsey

Wilson M. Torrence

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, that incorporate future filings, in whole or in part, the foregoing Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary (2)	Bonus (3)	Unit Awards (4)	Option Awards (1)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	All Other Compensation (6)	Total
Joseph W. Craft III,	2008	$334,828	$—	$—	$—	$—	$—	$181,459	$516,287
President, Chief Executive	2007	334,828	—	372,000	—	—	—	205,989	912,817
Officer and Director	2006	334,828	—	1,066,400	—	—	—	302,821	1,704,049

Brian L. Cantrell,	2008	218,619	—	205,230	—	170,000	—	82,192	676,041
Senior Vice President—	2007	210,000	—	183,028	—	100,000	—	64,208	557,236
Chief Financial Officer	2006	202,115	—	241,573	—	125,000	—	68,825	637,513

R. Eberley Davis	2008	236,369	70,000	149,340	—	180,000	—	80,846	716,555
Senior Vice President, General Counsel and Secretary

Robert G. Sachse,	2008	261,971	—	216,084	—	190,000	—	98,962	767,017
Executive Vice President-Marketing	2007	250,000	185,000	150,483	—	110,000	—	92,326	787,809

Charles R. Wesley,	2008	236,280	—	94,558	—	200,000	—	113,478	644,316
Executive Vice President,	2007	236,280	—	232,818	—	—	—	116,265	585,363
and Director	2006	236,280	—	482,859	—	—	—	161,731	880,870

(1)	Column is not applicable.
(2)	Some of the Named Executive Officers devote a portion of their time to the business of one or more related parties and, to the extent they do so, the base salary of those executive officers is reimbursed to Alliance Coal by those related parties pursuant to an administrative services agreement. For 2008, the percentage of base salary reimbursed to Alliance Coal was 5% for Mr. Craft, 12% for Mr. Cantrell, 14% for Mr. Davis, and 1% for Mr. Sachse. For 2007, the percentage of base salary reimbursed to Alliance Coal was 5% for Mr. Craft, 15% for Mr. Cantrell and 5% for Mr. Sachse. For 2006, the percentage of base salary reimbursed to Alliance Coal was 14% for Mr. Craft and 22% for Mr. Cantrell.
(3)	Amounts represent a retention bonus paid to Mr. Davis in 2008 and Mr. Sachse in 2007.
(4)	The 2008 amounts represent the compensation expense recognized in 2008 in accordance with SFAS No. 123R associated with LTIP grants made in 2008, 2007, and 2006. The 2007 amounts represent the compensation expense recognized in 2007 in accordance with SFAS No. 123R associated with LTIP grants made in 2007, 2006, and 2005. The 2006 amounts represent the compensation expense recognized in 2006 in accordance with SFAS No. 123 R associated with LTIP grants made in 2006, 2005 and 2004. Please see “— Compensation Components — Equity Awards under the LTIP.”
(5)	Amounts represent the STIP bonus earned for the respective year. STIP payments are made in the first quarter of the year following the year in which they are earned. Other than this bonus, there were no other applicable bonuses earned or deferred associated with year 2008. Please see “— Compensation Components — Annual Incentive Bonus Awards.”
(6)

For Mr. Sachse, the 2007 amount includes perquisites and other personal benefits totaling $11,473, comprising club dues of $7,473 and tax preparation fees of $4,000. Otherwise, for all Named Executive Officers, the amounts represent the sum of the (a) SERP phantom unit contributions valued at the market closing price on the date the phantom unit was granted, (b) distribution equivalent rights received on non vested LTIP restricted units and (c) profit sharing savings plan employer contribution. For 2008, the amounts were for Mr. Craft, $145,627, $17,550 and $18,282, respectively; for Mr. Cantrell, $18,064, $48,344 and $15,784, respectively; for Mr. Davis, $29,208, $34,336 and $17,302, respectively; for Mr. Sachse, $34,012, $46,550 and $18,400, respectively; for Mr. Wesley, $70,149, $24,929 and $18,400, respectively. For 2007, the amounts were for Mr. Craft, $121,989, $66,000 and $18,000, respectively; for Mr. Cantrell, $14,963, $33,990 and $15,255, respectively, for Mr. Sachse, $36,343, $26,510 and $18,000, respectively; and for Mr. Wesley, $57,730, $40,535 and $18,000, respectively. For 2006, the amounts were for Mr. Craft, $120,101, $165,120 and $17,600, respectively; for Mr. Cantrell, $16,360, $37,728 and $14,737, respectively; and for Mr. Wesley, $68,819, $75,312 and $17,600, respectively. No Named Executive Officer, other than Mr. Sachse in 2007, received perquisites or personal benefits with a total value in excess of $10,000.

Grants of Plan-Based Awards Table for 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Unit Awards: Number of Units (3)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Options Awards (1)	Grant Date Fair Value of Unit Awards (5)
Name	Grant Date	Approved Date	Threshold (1)	Target (1)	Maximum (1)	Threshold (4)	Target (2)	Maximum (4)
Joseph W. Craft, III	January 29, 2008	January 29, 2008					—		—			$—
	February 14, 2008	(6)					—		733			29,210
	May 15, 2008	(6)					—		639			29,138
	August 14, 2008	(6)					—		694			31,785
	October 28, 2008	October 28, 2008					—		—			—
	November 14, 2008	(6)					—		1,133			30,818
	December 31, 2008	January 29, 2008					—		918			24,676

							—		4,117			145,627

Brian L. Cantrell	January 29, 2008	January 29, 2008					5,800		—			209,554
	February 14, 2008	(6)					—		22			877
	May 15, 2008	(6)					—		19			866
	August 14, 2008	(6)					—		21			962
	October 28, 2008	October 28, 2008					7,125		—			199,928
	November 14, 2008	(6)					—		34			925
	December 31, 2008	January 29, 2008					—		537			14,435

							12,925		633			427,547

R. Eberley Davis	January 29, 2008	January 29, 2008					5,800		—			209,554
	February 14, 2008	(6)					—		4			159
	May 15, 2008	(6)					—		4			182
	August 14, 2008	(6)					—		4			183
	October 28, 2008	October 28, 2008					7,125		—			199,928
	November 14, 2008	(6)					—		6			163
	December 31, 2008	January 29, 2008					—		1,061			28,520

							12,925		1,079			438,689

Robert G. Sachse	January 29, 2008	January 29, 2008					5,800		—			209,554
	February 14, 2008	(6)					—		16			638
	May 15, 2008	(6)					—		14			638
	August 14, 2008	(6)					—		15			687
	October 28, 2008	October 28, 2008					7,125		—			199,928
	November 14, 2008	(6)					—		25			680
	December 31, 2008	January 29, 2008					—		1,167			31,369

							12,925		1,237			443,494

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Unit Awards: Number of Units (3)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Options Awards (1)	Grant Date Fair Value of Unit Awards (5)
Name	Grant Date	Approved Date	Threshold (1)	Target (1)	Maximum (1)	Threshold (4)	Target (2)	Maximum (4)
Charles R. Wesley	January 29, 2008	January 29, 2008					—		—			—
	February 14, 2008	(6)					—		350			13,948
	May 15, 2008	(6)					—		305			13,908
	August 14, 2008	(6)					—		331			15,160
	October 28, 2008	October 28, 2008					—		—			—
	November 14, 2008	(6)					—		541			14,715
	December 31, 2008	January 29, 2008					—		462			12,419

							—		1,989			70,150

(1)	Column not applicable.
(2)	These awards are grants of restricted units pursuant to our LTIP. Please see “— Compensation Components — Equity Awards under the LTIP.”
(3)	These awards are phantom units added to the participant’s SERP notional account balance. Please see “— Compensation Components — Supplemental Executive Retirement Plan.”
(4)	Grants of restricted units under our LTIP are not subject to minimum thresholds, targets or maximum payout conditions. However, the vesting of these grants is subject to meeting certain financial tests. Please see “— Compensation Components — Equity Awards under the LTIP.”
(5)	We calculated the fair value of LTIP awards using a value of $36.13 per unit for the January 29, 2008 grants and $28.06 per unit for the October 28, 2008 grants, the unit price applicable under SFAS No. 123R for 2008 grants. We calculated the fair value of SERP phantom unit awards using the market closing price on the date the phantom unit award was granted. Phantom units granted under the SERP vest on the date granted.
(6)	In accordance with the provisions of the SERP, a participant’s cumulative notional phantom unit account balance earns the equivalent of common unit distributions when ARLP pays a distribution, which is added to the account balance in the form of phantom units. These contributions are in accordance with the SERP plan document, which has been approved by the Committee. Therefore, these contributions are not separately approved by the Committee.

Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Cash Incentive Bonus Awards

Under the STIP, our Named Executive Officers are eligible for cash awards for our achieving an annual financial performance target. The annual performance target is recommended by the President and Chief Executive Officer of our managing general partner and approved by the Committee, typically in January of each year. The performance target historically has been EBITDA-derived, with items added or removed from the EBITDA calculation to ensure that the performance target reflects the pure operating results of the core mining business. (EBITDA is calculated as net income before net interest expense, income taxes, depreciation, depletion and amortization and minority interest.) The aggregate cash available for awards under the STIP each year is dependent on our actual financial results for the year compared to the annual performance target, and the cash available increases in relationship to our adjusted EBITDA exceeding the minimum threshold. Please see “— Compensation Components — Annual Incentive Bonus Awards.”

Long Term Incentive Plan

Under the LTIP, grants may be made of either (a) restricted units or (b) options to purchase common units, although to date, no grants of options have been made. Annual grant levels for designated participants (including the Named Executive Officers) are recommended by our managing general partner’s President and Chief Executive Officer, subject to the review and approval of the Committee. Restricted units granted under the LTIP vest at the end of a stated period from the grant date (which is currently approximately three years for all outstanding restricted units), provided we achieve an aggregate performance target for that period. The performance target is based on a normalized EBITDA measure, with that measure typically being the same as the STIP measure for the year of the grant. The target, however, requires achieving an aggregate performance level for the three-year period as compared to aggregate budgeted performance for the period. Please see “— Compensation Components — Equity Awards under the LTIP.”

Supplemental Executive Retirement Plan

Under the terms of the SERP, participants are entitled to receive on December 31 of each year an allocation of phantom units having a fair market value equal to his or her percentage allocation multiplied by the sum of base salary and cash bonus received that year, then reduced by any supplemental contribution that was made to our defined contribution profit sharing and savings plan for the participant that year. A participant’s cumulative notional phantom unit account balance earns the equivalent of common unit distributions. The calculated distributions are added to the notional account balance in the form of additional phantom units. All amounts granted under the SERP vest immediately and are paid out upon the participant’s termination or death in cash equal to then current fair market value of the phantom units credited to the participant’s notional account under the SERP. The fair market value of a phantom unit is the average closing price of our common units for the ten trading days immediately preceding the applicable allocation or distribution date. Please see “— Compensation Components — Supplemental Executive Retirement Plan.”

Salary and Bonus in Proportion to Total Compensation

The following table shows the total of salary and bonus in proportion to total compensation from the Summary Compensation Table:

Name	Year	Salary and Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Joseph W. Craft III	2008	$334,828	$516,287	64.9%
	2007	334,828	912,817	36.7%
	2006	334,828	1,704,049	19.6%

Brian L. Cantrell	2008	218,619	676,041	32.3%
	2007	210,000	557,236	37.7%
	2006	202,115	637,513	31.7%

R. Eberley Davis	2008	306,369	716,555	42.8%

Robert G. Sachse	2008	261,971	767,017	34.2%
	2007	435,000	787,809	55.2%

Charles R. Wesley	2008	236,280	644,316	36.7%
	2007	236,280	585,363	40.4%
	2006	236,280	880,870	26.8%

Outstanding Equity Awards at Fiscal Year-End 2008 Table

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price (1)	Option Exercise Date (1)	Number of Units That Have Vested (1)	Market Value of Units That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested (3)
Joseph W. Craft III								—	$—

Brian L. Cantrell								23,025	618,912

R. Eberley Davis								18,725	503,328

Robert G. Sachse								23,125	621,600

Charles R. Wesley								7,275	195,552

(1)	Column is not applicable.
(2)	Amounts represent restricted units awarded under the LTIP that were not vested as of December 31, 2008. Subject to our achieving financial performance targets, the units will or did vest as follows: For Mr. Cantrell, 4,300 units on January 1, 2009, 5,800 units on January 1, 2010, 5,800 units on January 1, 2011, and 7,125 units on January 1, 2012; for Mr. Davis, 5,800 units on January 1, 2010, 5,800 units on January 1, 2011, and 7,125 units on January 1, 2012; for Mr. Sachse, 4,400 units on January 1, 2009, 5,800 units on January 1, 2010, 5,800 units on January 1, 2011, and 7,125 units on January 1, 2012; and for Mr. Wesley, 7,275 units on January 1, 2009. Please see “— Compensation Components — Equity Awards under the LTIP.”
(3)	Stated values are based on $26.88 per unit, the closing price of our common units on December 31, 2008, the final market trading day of 2008.

Option Exercises and Unit Vested Table for 2008

	Option Awards		Unit Awards
Name	Number of Units Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Units Acquired on Vesting (2)	Value Realized on Vesting (2)
Joseph W. Craft III			30,000	$1,098,600

Brian L. Cantrell			5,350	195,917

R. Eberley Davis			—	—

Robert G. Sachse			1,850	67,747

Charles R. Wesley			11,150	408,313

(1)	Column is not applicable.
(2)	Amounts represent the number and value of restricted units granted under the LTIP that vested in 2008. All of these units vested on January 1, 2008 and are valued at $36.62 per unit, the closing price on January 2, 2008, the first market trading date of 2008. Please see “— Compensation Components — Equity Awards under the LTIP.”

Pension Benefits Table for 2008

Name	Plan Name	Year	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Joseph W. Craft III	SERP	2008		$1,378,917	$—

Brian L. Cantrell	SERP	2008		54,163	—

R. Eberley Davis	SERP	2008		35,025	—

Robert G. Sachse	SERP	2008		60,184	—

Charles R. Wesley	SERP	2008		658,399	—

(1)	Column not applicable because no provision of the SERP is affected by years of service.
(2)	Amounts represent the participant’s cumulative notional account balance of phantom units valued at $26.88, the closing price of our common units on December 31, 2008, the final market trading day of 2008. Please see “— Compensation Components — Supplemental Executive Retirement Plan.”

Narrative Discussion Relating to the Pension Benefits Table for 2008

Supplemental Executive Retirement Plan

Under the terms of the SERP, participants are entitled to receive on December 31 of each year an allocation of phantom units having a fair market value equal to their percentage allocation multiplied by the sum of base salary and cash bonus received that year, then reduced by any supplemental contribution that was made to our defined contribution profit sharing and savings plan for the participant that year. A participant’s cumulative notional phantom unit account balance earns the equivalent of common unit distributions. The calculated distributions are added to the notional account balance in the form of additional phantom units. All amounts granted under the SERP vest immediately and are paid out upon the participant’s termination or death in cash equal to then current fair market value of the phantom units credited to the participant’s notional account under the SERP. The fair market value of a phantom unit is the average closing price of our common units for the ten trading days immediately preceding the applicable allocation or distribution date. Please see “— Compensation Components — Supplemental Executive Retirement Plan.”

Potential Payments Upon a Termination or Change of Control

Each of the Named Executive Officers is eligible to receive accelerated vesting and payment under the LTIP and SERP upon certain terminations of employment or upon our change in control. For a discussion of what constitutes a change in control under the LTIP and the SERP, please see “— Compensation Components — Equity Awards under the LTIP” and “— Supplemental Executive Retirement Plan” above. The amounts each of the Named Executive Officers could receive under the SERP have been previously disclosed in “Pension Benefits Table for 2008” and the amounts each of the Named Executive Officers could receive under the LTIP have been previously disclosed in “Outstanding Equity Awards at Fiscal Year-End 2008 Table”, in each case assuming the triggering event occurred on December 31, 2008. The exact amount that any Named Executive Officer would receive could only be determined with certainty upon an actual termination or change in control.

Director Compensation

The compensation of the directors of our managing general partner, MGP, is set by the Board upon recommendation of the Committee. Mr. Craft and Mr. Wesley, our only employee directors, receive no director compensation. The directors of MGP devote 100% of their time as directors of MGP to the business of the ARLP Partnership.

Director Compensation Table for 2008

Name	Fees earned or Paid in Cash ($)	Unit Awards ($) (2)(4)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(3)	Total ($)
Merribel S. Ayres (5)	$90,000	$21,036	$—	$—	$—	$—	$111,036
Michael J. Hall	75,000	35,313	—	—	—	9,877	120,190
John P. Neafsey	—	187,388	—	—	—	9,877	197,265
John H. Robinson	90,000	93,296	—	—	—	9,877	193,173
Wilson M. Torrence	60,000	58,956	—	—	—	—	118,956

(1)	Column is not applicable.
(2)	Amounts represent the compensation expense recognized in 2008 in accordance with SFAS No. 123R associated with LTIP grants made in 2006, deferrals of annual retainer and automatically deferred compensation. Please see “—Narrative to Director Compensation Table” below.
(3)	Amounts represent distribution equivalent rights payments received by the directors during 2008 on non-vested LTIP restricted units, plus $5,000 in matching charitable contributions made by us. We match individual contributions of $25 or more to educational institutions and not-for-profit organizations on a one-to-one basis up to $5,000 per individual, per calendar year.
(4)	At December 31, 2008, each director had the following number of “phantom” ARLP common units credited to his or her notional account under the deferred compensation plan:

Name	Directors Deferred Compensation Plan (in Units)
Merribel S. Ayres	557
Michael J. Hall	419
John P. Neafsey	21,039
John H. Robinson	18,468
Wilson M. Torrence	4,134

(5)	Ms. Ayres resigned from the Board effective January 13, 2009.

Narrative to Directors Compensation Table

Our directors’ compensation includes an annual cash retainer paid quarterly in advance on a pro rata basis (the “Annual Retainer”). The Annual Retainer for calendar year 2008 was $90,000. Directors have the option to defer all or part of the Annual Retainer pursuant to the MGP’s Amended and Restated Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) by completing an election form prior to the beginning of each calendar year. Mr. Neafsey elected to defer his annual retainer in 2008 and Mr. Torrence elected to defer part of his. In addition to the Annual Retainer, for 2008 Directors received equity-based compensation that is automatically deferred under the Deferred Compensation Plan. The equity-based compensation for 2008 was $20,000 for each director other than Mr. Hall, with an additional $10,000 for each Board and Committee chairman, other than Mr. Hall (without duplication), and is credited quarterly in advance on a pro rata basis. At Mr. Hall’s request, his Annual Retainer for 2008 was reduced to $75,000 and his equity-based compensation was set at $15,000. Mr. Hall, who is chairman of our Audit Committee, is also a director and chairman of the audit committee of AGP, the general partner of AHGP, and received like compensation for his service in those roles.

Pursuant to the Deferred Compensation Plan, for both deferred amounts of Annual Retainer and automatic deferrals of equity-based compensation, a notional account is established and credited with “phantom” common units of ARLP. The number of “phantom” units credited is determined by dividing the amount deferred by the average closing unit price for the ten trading days immediately preceding the deferral date. When quarterly cash distributions are made with respect to ARLP common units, “phantom” distributions equal to such quarterly distribution are credited to the notional account as additional “phantom” common units of ARLP. Accounts under the Deferred Compensation Plan will be paid in cash equal to the number of phantom units then credited to the director’s account multiplied by the average closing unit price for the ten trading days immediately preceding the payment date.

The Deferred Compensation Plan was amended effective October 28, 2008 to provide that, for plan years beginning on or after January 1, 2009, directors may elect to receive payment of the account resulting from deferrals during that plan year either (a) on the January 1 on or next following his or her separation from service as a director or (b) on the earlier of a specified January 1 or the January 1 on or next following his or her separation from service. The payment election must be made prior to each plan year; if no election is made, the account will be paid on the January 1 on or next following the director’s separation from service. In addition, provision was made for a special, one-time election with respect to all pre-2009 plan year account balances. For those accounts, directors were permitted to elect, on or before December 31, 2008, to receive payment of all or part of the balances either (a) on the January 1 on or next following his or her separation from service as a director, or (b) on the earlier of a specified January 1 or the January 1 on or next following his or her separation from service, or (c) in up to 10 annual installments beginning January 1, 2009 (with any unpaid balance paid upon separation from service).

The Deferred Compensation Plan is administered by the Committee, and the Board may change or terminate the plan at any time; provided, however, that accrued benefits under the plan cannot be impaired.

Upon any recapitalization, reorganization, reclassification, split of common units, distribution or dividend of securities on ARLP common units, our consolidation or merger, or sale of all or substantially all of our assets or other similar transaction which is effected in such a way that holders of common units are entitled to receive (either directly or upon subsequent liquidation) cash, securities or assets with respect to or in exchange for ARLP common units, the Committee shall, in its sole discretion (and upon the advice of financial advisors as may be retained by the Committee), immediately adjust the notional balance of phantom units in each director’s account under the Deferred Compensation Plan to equitably credit the fair value of the change in the ARLP common units and/or the distributions (of cash, securities or other assets) received or economic enhancement realized by the holders of the ARLP common units.

Our Board has established a policy that each non-employee director will attain, by January 1, 2014 or five years following such person’s election to the Board, and thereafter maintain during service on the Board, ownership of equity of ARLP (including phantom equity ownership under the Deferred Compensation Plan) with value equal to or greater than three times the Annual Retainer amount.

Committee Interlocks and Insider Participation

Mr. Craft is a Director and the President and Chief Executive Officer of our managing general partner and is Chairman of the Board, President and Chief Executive Officer of AGP, the general partner of AHGP. Otherwise, none of our executive officers serves as a member of the Board or Committee of any entity that has one or more of its executive officers serving as a member of the Board or Committee of our managing general partner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding the beneficial ownership of common units held by (a) each director of our managing general partner, (b) each executive officer of our managing general partner identified in the Summary Compensation Table included in “Executive Compensation” above, (c) all such directors and executive officers as a group, and (d) each person known by our managing general partner to be the beneficial owner of 5% or more of our common units. Our managing general partner is owned by AHGP (which is reflected as a 5% common unit holder in the table below), and approximately 80% of the equity of AHGP is owned by members of management and certain former members of management. Our special general partner is a wholly-owned subsidiary of ARH, which is indirectly wholly-owned by Joseph W. Craft III. The address of each of AHGP, ARH, our managing general partner, our special general partner, and unless otherwise indicated in the footnotes to the table below, each of the directors and executive officers reflected in the table below is 1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119. Unless otherwise indicated in the footnotes to the table below, the common units reflected as being beneficially owned by our managing general partner’s directors and named executive officers are held directly by such directors and officers. The percentage of common units beneficially owned is based on 36,661,029 common units outstanding as of the Record Date.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Directors and Executive Officers
Joseph W. Craft III (1)	15,902,620	43.38%
Michael J. Hall	29,951	*
John P. Neafsey	46,620	*
John H. Robinson	13,300	*
Wilson M. Torrence	2,696	*
Charles R. Wesley III	111,836	*
Brian L. Cantrell (2)	16,989	*
R. Eberley Davis	—	—
Robert G. Sachse	18,213	*
All directors and executive officers as a group (9 persons)	16,142,225	44.03%

5% Common Unit Holders
Alliance Holdings GP, L.P. (3)	15,544,169	42.40%
M&G Investment Funds 1 (4)	2,655,929	7.24%

*	Less than one percent.
(1)	Mr. Craft’s common units consist of (i) 357,451 common units held directly by him, (ii) 1,000 common units held by his son, and (iii) 15,544,169 common units held by AHGP. Mr. Craft is a director, and through his ownership of C-Holdings, LLC, the sole owner of AGP, the general partner of AHGP, and he holds, directly or indirectly, or may be deemed to be the beneficial owner of, a majority of the outstanding common units of AHGP. AHGP owns approximately 42.4% of our common units as of the Record Date. Mr. Craft disclaims beneficial ownership of the common units held by AHGP except to the extent of his pecuniary interest therein.
(2)	Of the common units referenced above, 14,170 common units are subject to a pledge granted by Mr. Cantrell in favor of Wachovia Bank, N.A. as lender under a Loan Agreement, dated as of July 9, 2008.
(3)	See footnote (1) above and the paragraph preceding the above table for explanation of the relationship between AHGP, Joseph W. Craft III and us.
(4)	The information in the above table with respect to M&G Investment Funds 1 is based on a Schedule 13G/A filing made by it with the Securities and Exchange Commission. The Schedule 13G/A is dated as of December 31, 2008. The address for M&G Investment Funds 1 is Governor’s House, Laurence Pountney Hill, London, EC4R 0HH.

PLEASE NOTE: Attached as Appendix A is a copy of the Plan, as amended pursuant to the Third Amendment.

APPENDIX A

AMENDED AND RESTATED

ALLIANCE COAL, LLC

2000 LONG-TERM INCENTIVE PLAN

(as amended pursuant to the Third Amendment)

SECTION 1. Purpose of the Plan.

The Alliance Coal, LLC Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Alliance Resource Partners, L.P , a Delaware limited partnership (the “Partnership”), by providing to employees and directors of Alliance Coal, LLC (the “Company”) and its Affiliates who perform services for the Partnership incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option or Restricted Unit granted under the Plan, and shall include any tandem DERs granted with respect to such Award.

“Board” means the Board of Directors of the Company.

“Cause” means:

(i) fraud or embezzlement on the part of the Participant;

(ii) conviction of or the entry of a plea of nolo contendere by the Participant to any felony;

(iii) gross insubordination or a material breach of, or the willful failure or refusal by the Participant to perform and discharge his duties, responsibilities or obligations (other than by reason of disability or death) that is not corrected within thirty (30) days following written notice thereof to the Participant, such notice to state with specificity the nature of the breach, failure or refusal; or

(iv) any act of willful misconduct by the Participant which (A) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company or any of their affiliates or (B) has a material adverse impact on the business or reputation of the Partnership, the Company or any of their affiliates (such determination to be made by the Partnership, the Company or any of their affiliates in the good faith exercise of their reasonable judgment).

“Change in Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by The Beacon Group, L P. and its affiliated funds or the Company; (ii) the consolidation or merger of the Company with or into another Person pursuant to a transaction in which the outstanding voting interests of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting interests of the Company are changed into or exchanged for voting stock or interests of the surviving corporation or its parent and (b) the holders of the voting interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or its parent immediately after such transaction, or (iii) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of the Company then outstanding, other than (a) in a merger or consolidation which would not constitute a Change of Control under clause (ii) above and (b) The Beacon Group, LP and its affiliated funds.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

“DER” means a contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Restricted Unit is outstanding.

“Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

“Employee” means any employee of the Company or an Affiliate, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Good Reason” shall mean:

(i) a reduction in the Participant’s Base Salary;

(ii) failure to pay the Participant any compensation due under an employment agreement, if any;

(iii) failure to continue to provide benefits substantially similar to those then enjoyed by the Participant unless the Partnership, the Company or their affiliates provide aggregate benefits equivalent to those then in effect;

(iv) failure to continue a compensation plan or to continue the Participant’s participation in a plan on a basis not materially less favorable to the Participant, subject to the power of the Partnership, the Company or their affiliates to amend such plans in their reasonable discretion; or

(v) the Partnership, the Company or their affiliates purported termination of the Participant’s employment for Cause or disability not pursuant to a procedure indicating the specific provision of the definition of Cause contained in this Plan as the basis for such termination of employment.

The Participant may not terminate for Good Reason unless he has given written notice delivered to the Partnership, the Company or their affiliates, as appropriate, of the action or inaction giving rise to Good Reason, and if such action or inaction is not corrected within thirty (30) days thereafter, such notice to state with specificity the nature of the breach, failure or refusal.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by or payable to the Participant. Notwithstanding anything in the Plan to the contrary, the Restricted Period with respect to any Award granted to an Employee may not terminate prior to the end of the Subordination Period (as defined in the Partnership Agreement).

“Restricted Unit” means a phantom unit granted under the Plan which upon or following vesting entitles the Participant to receive a Unit or an equivalent amount of cash.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a Common Unit of the Partnership.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units

(a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Options and Restricted Units may be issued under the Plan is 3,600,000. If any Option or Restricted Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Options or Restricted Units may be granted. Similarly, if any Award is paid or settled in cash rather than the delivery of Units, then the Units granted by such Award shall again be Units with respect to which Options or Restricted Units may be granted Notwithstanding the foregoing, the aggregate grant of Awards, either in the form of Options and/or Restricted Units, may exceed 3,600,000 so long as the actual number of Options and/or Restricted Units issued under the Plan does not exceed 3,600,000.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash. Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility

Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be more or less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a note from the Participant in a form acceptable to the Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Term. Subject to earlier termination as provided in the grant agreement or the Plan, each Option shall expire on the 10th anniversary of its date of grant.

(iv) Forfeiture. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(b) Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restricted Period (if any), the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Units.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing however, DERs shall not be granted with respect to any Award prior to the end of the Subordination Period.

(ii) Forfeiture. Except as otherwise provided in the terms of the Restricted Units grant, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii) Lapse of Restrictions. Upon or following the vesting of each Restricted Unit, the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of one Unit, as determined by the Committee, subject to the provisions of Section 8(b).

(c) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or Awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii) Change in Control. Upon a Change in Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing however, the Restricted Period may not terminate prior to the end of the Subordination Period.

(viii) Sale of Significant Assets. In the event the Partnership sells or otherwise disposes of a significant portion of the assets under its control, (such significance to be determined by action of the Board of the Company in its sole discretion) and as a consequence of such disposition (a) a Participant’s employment is terminated by the Partnership, the Company or their affiliates without Cause or by the Participant for Good Reason or (b) as a result of such sale or disposition, the Participant’s employer shall no longer be the Partnership, the Company or one of their affiliates, then all of such Participant’s Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing however, the Restricted Period may not terminate prior to the end of the Subordination Period.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the

Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that no amendment may be made without the approval of a Unit Majority (as defined in the Partnership Agreement) that would either accelerate, with respect to an Award granted to an Employee, vesting to a date prior to the end of the Subordination Period or permit DERs to be granted prior to the end of the Subordination Period.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of participants. The terms and conditions of awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

0

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ALLIANCE RESOURCE PARTNERS, L.P.

1717 SOUTH BOULDER AVENUE, SUITE 400

TULSA, OKLAHOMA 74119

Solicited on Behalf of the Board of Directors of the General Partner

The undersigned Unitholder of Alliance Resource Partners, L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated September 25, 2009. THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side.)

¢

14475

¢

Alliance Resource Partners, L.P.

To be returned by October 23, 2009

NOTICE OF INTERNET AVAILABILITY OF CONSENT MATERIAL:

The Notice of Consent Solicitation and Consent Solicitation Statement

are available at http://www.arlp.com/consentsolicitation

Please sign, date and mail

your consent card in the

envelope provided as soon

as possible.

À Please detach along perforated line and mail in the envelope provided. À

¢

00030000000000000000

4

102309

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Approval of amendment to the 2000 Long-Term Incentive Plan of Alliance Coal, LLC, the operating subsidiary of Alliance Resource Partners, L.P.

FOR

☐

AGAINST

☐

ABSTAIN

☐

If no box is marked above, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Unitholder

Date:

Signature of Unitholder

Date:

¢

Note: Please sign exactly as your name or names appear on this Consent. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

Alliance Resource Partners, L.P.

To be returned by October 23, 2009

VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your consent card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your consent card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before Consents are due.

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

NOTICE OF INTERNET AVAILABILITY OF CONSENT MATERIAL:

The Notice of Consent Solicitation and Consent Solicitation Statement are available at http://www.arlp.com/consentsolicitation

ê    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ê

¢

00030000000000000000

4

102309

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Approval of amendment to the 2000 Long-Term Incentive Plan of Alliance Coal, LLC, the operating subsidiary of Alliance Resource Partners, L.P.

FOR

☐

AGAINST

☐

ABSTAIN

☐

If no box is marked above, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Unitholder

Date:

Signature of Unitholder

Date:

¢

Note: Please sign exactly as your name or names appear on this Consent. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢